Exhibit 23.4

May 11, 2021

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

Gentlemen:

LaRoche Petroleum Consultants, Ltd. does hereby consent to the incorporation by reference to the Annual Report of Dorchester Minerals L.P. on Form 10-K for the year ended December 31, 2020 of our Firm’s reserve reports, dated January 25, 2021, on the estimated reserves as of December 31, 2020, including, without limitation, Exhibits 99.1 and 99.2, and to the reference to our firm as an expert in the Registration Statement on Form S-4 of Dorchester Minerals, L.P.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:	LPC, Inc.
General Partner

By:	/s/ Joe A. Young
Name:	Joe A. Young
Title:	Vice President